Exhibit 3.28

LIMITED LIABILITY COMPANY AGREEMENT
OF
ROSSWIL LLC
January 1, 2000

LIMITED LIABILITY COMPANY AGREEMENT
OF
ROSSWIL LLC
i

ii

LIMITED LIABILITY COMPANY AGREEMENT
OF
ROSSWIL LCC
     LIMITED LIABILITY COMPANY AGREEMENT dated as of January 1, 2000, among NTF LLC, a Delaware limited liability company (“HTF”), as the initial Member, and any other Persons who may be admitted to the Company and become signatories hereto (the “Members”).
W I T N E S S E T H:
     WHEREAS, HTF desires to form a limited liability company under the Act to be known as Rosswil LLC (the “Company”) and to be owned and operated pursuant to the terms set forth herein.
     NOW, THEREFORE, the Members agree as follows:
ARTICLE I
DEFINED TERMS; EXHIBITS, SCHEDULES, ETC.
     1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
     “Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.
     “Agreement” means this Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.
     “Capital Contribution” means, with respect to each Member, the amount of money or property contributed to the Company by such Member from time to time.
     “Committee of Managers” means the Company’s Committee of Managers described in Section 6.1 hereof.
     “Code” means the Internal Revenue Code of 1986, as amended, or any replacement or successor law thereto.
     “Entity” means any corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, cooperative, association or other legal entity.
     “Financial Statements” means, for any Fiscal Year, the financial statements (consisting of a balance sheet, statement of operations, statement of Members’ equity and statement of cash flows) of the Company. The Financial Statements shall be prepared in accordance with generally accepted accounting principles and shall be consistent with the books and records of the Company.

     “Fiscal Year” means the twelve month period ending on December 31 of each year or such other fiscal year as the Committee may select in its discretion from time to time in accordance with the Code and the Regulations.
     “Formation Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as the same may be amended or restated from time to time.
     “Liquidating Trustee” means such Person as is selected at the time of dissolution by the Committee of Managers with the approval of the Members. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Company and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation, and/or winding-up of the Company.
     “Manager(s)” means the Persons selected to serve on the Committee of Managers, who shall be the Managers of the Company as defined in Section 18-101(10) of the Act.
     “Members” initially means HTF and thereafter shall include Persons who are admitted to the Company as provided herein and who become signatories hereto. Exhibit A shall be amended to reflect the admission of any new Members.
     “Membership Interest” means a Member’s entire interest in the Company, which shall entitle the Member to (i) an interest in the profits, losses, distributions, and net proceeds of liquidation of the Company, as set forth herein; (ii) any right to vote as set forth herein or as required under the Act; and (iii) any right to participate in the management of the Company as set forth herein or as required under the Act. A Membership Interest is personal property and a Member shall have no interest in the specific assets or property of the Company.
     “Membership Percentage” means, with respect to each Member, such Member’s percentage ownership interest in the Company as set forth on Exhibit A attached hereto, as the same maybe amended from time to time.
     “Officer” has the meaning set forth in Article VII hereof.
     “Person” means any natural person or Entity.
     “Regulation or Regulations” means the proposed, temporary and final regulations promulgated by the Treasury Department pursuant to the Code, as amended from time to time.

     “Transfer” means assign, sell, pledge, encumber, give or otherwise transfer, dispose of or alienate, or grant an option or contractual agreement to do any of the foregoing, but shall not include any transfer to a legal representative or successor trustee.
     1.2 Other Defined Terms. Capitalized terms not defined in Section 1.1 shall have the meanings set forth in the other sections of this Agreement.
     1.3 References. References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the articles or sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by such reference.
ARTICLE II
ORGANIZATION
     2.1 Organization of Company. The Company was formed on January 1, 2000, in accordance with the Formation Certificate. Except as provided herein or in the Formation Certificate, the rights and obligations of the Members are as provided under the Act.
     2.2 Name. The name of the Company is “Rosswil LLC” or such other name as may be selected by the Committee of Managers.
     2.3 Purpose; Character of the Business. The purpose and business of the Company is to engage in any lawful business or activity permitted by the Act.
     2.4 Principal Office. The location of the Company’s principal office is 200 W. Madison St., Suite 3420, Chicago, Illinois 60606, or such other place as may be selected by the Committee of Managers.
     2.5 Registered Agent and Registered Office. The statutory agent for service of process and the registered office of the Company in the State of Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805, or such other statutory agent and registered office as the Committee of Managers may determine from time to time.
     2.6 Certificates.
          (a) Description. Each Member’s Membership Interest may, in the discretion of the Committee of Managers, be represented by a certificate or certificates in form agreed upon by the Committee of Managers (a “Certificate”) signed by, or in the name of the Company by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the Membership Percentage owned by the Member in the Company.
          (b) Facsimile of Signature. The signature of any Officer on a Certificate may be by facsimile. In case any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on any such Certificate or Certificates, shall cease to be such Officer or Officers of the Company, whether because of death, resignation or otherwise, before such Certificate or Certificates are issued, such Certificate or Certificates may be issued and delivered as though the Person or Persons who signed such Certificate or Certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such Officer or Officers of the Company.
          (c) Lost or Stolen or Destroyed Certificates. The Committee of Managers may direct a new Certificate to be issued in place of any Certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person or his or her legal representative claiming the Certificate to be lost, stolen or destroyed. When authorizing such issue of a new Certificate, the Committee of Managers may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate alleged to have been lost, stolen or destroyed.
          (d) Transfer of Membership Interests. The Membership Interests of the Company shall be assignable and transferable on the books of the Company only by the Person in whose name it appears on said books, or his or her legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former Certificate must be surrendered up and cancelled before a new Certificate is issued; however, in the event of loss, mutilation or destruction of a Certificate, a duplicate Certificate may be issued as provided in Section 2.6(c) above. Subject to compliance with Article IX of this Agreement, upon surrender to the Company or the transfer agent of the Company of a Certificate duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new Certificate to the Person entitled thereto, cancel the old Certificate and record the transaction upon its books.
          (e) Fixing Record Date. In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, the Committee of Managers may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Committee of Managers may fix a new record date for the adjourned meeting.
          (f) Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of Membership Interests to receive distributions, and to vote or take other action as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Membership Interests on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.
ARTICLE III
CAPITAL CONTRIBUTIONS; ETC.
     3.1 Capital Contributions. Each Member has contributed or will contribute to the capital of the Company the cash and/or property described opposite its name on Exhibit A hereto.
     3.2 Withdrawal; Return of Capital; Interest. Except as specifically provided herein, no Member shall be entitled to any distributions from the Company or to withdraw any part of such Member’s Capital Contribution prior to the Company’s dissolution and liquidation or, when such withdrawal of capital is permitted, to demand distribution of property other than money. No Member shall be entitled to interest on its Capital Contribution.
     3.3 Waiver of Appraisal Rights. Each of the Members hereby agrees that no Member shall have any appraisal rights pursuant to Section 18-210 of the Act or otherwise.
     3.4 Obligation to Make Additional Capital Contributions. No Member shall be obligated to make any additional Capital Contributions to the Company.
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
     4.1 Distributions. Subject to Section 18-607 of the Act, the timing and amount of distributions shall be determined by the Committee of Managers. Any distributions shall be made pro rata among the Members in accordance with their Membership Percentages.
     4.2 Allocations. The profits and losses of the Company shall be allocated pro rata among the Members in accordance with their Membership Percentages.

ARTICLE V
ACCOUNTING AND ADMINISTRATIVE MATTERS
     5.1 Books and Records. The Company shall maintain true, complete and correct books of account of the Company, all in accordance with generally accepted accounting principles applied on a consistent basis. The books of account shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased by the Company, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of accounts kept by Persons engaged in a business of a like kind and character. In addition, the Company shall keep all records required to be kept pursuant to the Act. Subject to Section 18-305(c) of the Act, a Member shall, upon prior written notice and during normal business hours, have access to the information described in Sections 18-305(a)(1) through (6) of the Act, for the purpose of inspecting or, at the expense of such Member, copying the same.
     5.2 Reports. The Company shall prepare, or cause to be prepared, and shall furnish to each Person who was a Member during a Fiscal Year, within 120 days after the close of such Fiscal Year, (i) Financial Statements for such Fiscal Year and (ii) a Schedule K1 or such other form as shall be necessary to advise all Members relative to their investment in the Company for federal, state, local, provincial, territorial and foreign income tax reporting purposes.
     5.3 Tax Matters Partner. HTF is hereby designated as the “Tax Matters Partner,” as such term is defined in Section 6231(a)(7) of the Code.
     5.4 Tax Elections. All elections required or permitted to be made by the Company under any applicable tax laws shall be made by the Committee of Managers.
     5.5 Reimbursement. The Company shall reimburse the Managers and Officers for reasonable out-of-pocket costs incurred in connection with, or allocable to, the performance of their duties under this Agreement.
ARTICLE VI
MANAGEMENT OF COMPANY
     6.1 The Committee of Managers.
          (a) Managers. Except as specifically provided herein, the management and control of the Company shall be vested exclusively in the Managers, who shall exercise their authority as a Committee of Managers. The Committee of Managers may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by this Agreement directed or required to be exercised or done by the Members. Without limiting the foregoing, the Committee of Managers shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company and the appointment of Officers and delegation of duties thereto as herein contemplated. The Committee of Managers shall consist of one or more Managers selected from time to time by the Members owning a majority of the Membership Percentages. The Managers shall initially be elected by written consent of the Members and thereafter shall be elected at the annual meeting or by written consent of the Members, and each Manager elected shall hold office until his or her successor is elected and qualified, or until his or her resignation or removal. Managers need not be Members but must be at least 18 years of age.
          (b) Meetings. The Committee of Managers may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Committee of Managers shall be held at such time and place as shall be fixed by the vote of the Members at the annual meeting and no notice of such meeting shall be necessary to the newly elected Managers in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Members to fix the time or place of such first meeting of the newly elected Committee of Managers, or in the event such meeting is not held at the time and place so fixed by the Members, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Committee of Managers, or as shall be specified in a written waiver signed by all of the Managers. Regular meetings of the Committee of Managers may be held without notice at such time and at such places as shall from time to time be determined by the Committee of Managers. Special meetings of the Committee of Managers may be called by the President upon at least two (2) days notice to each Manager; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Managers unless the Committee of Managers consists of only one (1) Manager; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Manager. The Committee of Managers shall cause written minutes to be prepared of all action taken by the Committee of Managers and shall deliver a copy thereof to each Manager within thirty (30) days thereafter.
          (c) Quorum and Voting. At all meetings of the Committee of Managers, a majority of the Managers shall constitute a quorum for the transaction of business and the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Committee of Managers, except as may be otherwise specifically provided by the Act. If a quorum shall not be present at any meeting of the Committee of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (d) Telephonic Meetings. Managers may participate in a meeting of the Committee of Managers by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
          (e) Decision of Managers by Written Consent. Any action required or permitted to be taken at any meeting of the Committee of Managers may be taken without a meeting, if all members of the Committee of Managers consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Committee of Managers.
          (f) Notice. Notice of Committee of Managers meetings shall be in writing and may be given personally (including delivery by messenger or courier service), by mail, by telegram or by facsimile, and shall be deemed given when received, except that notice sent by mail shall be deemed to be given two (2) days after deposited in the United States mail. Whenever any notice is required to be given under the provisions of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
          (g) Delegation of Powers. The Committee of Managers may by resolution delegate its powers, but not its responsibilities, to the Officers, or to any other Person.
          (h) Compensation. The Committee of Managers shall have the authority to fix the compensation of Managers. The Managers shall be paid their expenses, if any, of attendance at each meeting of the Committee of Managers and may be paid a fixed sum for attendance at each meeting of the Committee of Managers or a stated fee as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.
          (i) Resignation. Any Manager may resign at any time by giving written notice to the Committee of Managers.
          (j) Removal. Any Manager or the entire Committee of Managers may be removed, with or without cause, by the affirmative vote of the Members owning a majority of the Membership Percentages.
          (k) Vacancies and New Positions. Vacancies and newly created Manager positions resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office or by a sole remaining Manager, and the Managers so chosen shall hold office until the next annual election and until their successors are duly elected and shall have qualified, or until his or her earlier death, resignation or removal. Any such vacancy or newly created Manager position may also be filled at any time by a vote of the Members.
     6.2 Actions Requiring Member Approval. The following actions shall require the affirmative approval of Members owning at least a majority of the Membership Percentages:
          (i) the sale, exchange, lease or other disposition of all or substantially all of the property of the Company;
          (ii) the taking of any action for the (A) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of the property thereof, (D) making by the Company of a general assignment for the benefit of creditors, or (E) making of any other arrangement or composition with creditors generally to modify the terms of payment of, or otherwise restructure, their obligations;
          (iii) the admission of new or substituted Members pursuant to Article IX;
          (iv) the merger of the Company with any other Entity;
          (v) except as otherwise provided in Section 10.1 hereof, the dissolution or liquidation of the Company; and
          (vi) the selection of the Liquidating Trustee.
     6.3 Member Meetings. All meetings of the Members shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Committee of Managers and stated in the notice of the meeting. Annual meetings of Members shall be held on the third Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Committee of Managers and stated in the notice of the meeting, at which the Members shall elect the Managers by a plurality vote, and transact such other business as may properly be brought before the meeting. Special meetings of the Members, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Committee of Managers, or at the request in writing of Members owning a majority of the Membership Percentages. Such request shall state the purpose or purposes of the proposed meeting.

     6.4 Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice. A Member may waive notice of any meeting. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where the Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     6.5 Quorum and Voting. The holders of a majority of the Membership Percentages, present in Person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members present in Person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member. Except as provided in Section 6.2 hereof, when a quorum is present at any meeting, the vote of the holders of a majority of the Membership Percentages present in Person or represented by proxy shall decide any question brought before such meeting. Any Member may authorize, by an instrument in writing, another Person or Persons to act as proxy for such Member in any or all matters, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     6.6 Telephonic Meetings. Any meeting of the Members may be held, or any Member may participate in any meeting of the Members, by use of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other and communicate with each other.
     6.7 Decision of Members by Written Consent. Any action required to be taken at any annual or special meeting of the Members, or any action which may be taken at any annual or special meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members owning not less than the minimum number of Membership Percentages that would be necessary to authorize or take such action at a meeting at which all

Members were present and voted. The written consent must be filed with the minutes of the proceedings of the Members.
ARTICLE VII
OFFICERS
     7.1 Election and Term of Office. The officers of the Company (the “Officers”) shall be elected by the Committee of Managers and shall be a President, a Vice President, a Secretary and a Treasurer. The Committee of Managers may also elect a Chairman, additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other Officers as it shall deem necessary or desirable. The Officers of the Company shall hold office until their successors are elected and qualify, or until they resign or are removed. Each Officer shall perform such duties as may be prescribed by the Committee of Managers or specified in this Agreement.
     7.2 Duties of the Chairman. The Chairman shall preside at all meetings of the Members and the Committee of Managers and shall be responsible for formulating general policies for the Company for submission to the Committee of Managers.
     7.3 Duties of the President. The President shall be the chief executive officer of the Company, shall, in the absence of the Chairman, preside at all meetings of the Members and the Committee of Managers, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Committee of Managers are carried into effect. The President shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Committee of Managers to some other Officer or agent of the Company.
     7.4 Duties of the Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Committee of Managers, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as may be prescribed by the Committee of Managers or the President, under whose supervision he or she shall serve.
     7.5 Duties of the Secretary. The Secretary shall attend all meetings of the Committee of Managers and all meetings of the Members and record all the proceedings of the meetings of the Members and of the Committee of Managers in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the Members and special meetings of the Committee of Managers and shall perform such other duties as may be prescribed by the Committee of Managers from time to time.
     7.6 Duties of the Treasurer. The Treasurer shall have custody of the funds and securities of the Company and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Committee of Managers. The Treasurer shall disburse or cause to be disbursed the funds of the Company as may be ordered by the Committee of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Committee of Managers, at its regular meetings, or when the Committee of Managers so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer shall perform, in general, all the duties incident to the office of Treasurer and such other duties as may be prescribed by the Committee of Managers from time to time. If required by the Committee of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Committee of Managers for the faithful performance of the duties of the Office of Treasurer and for the restoration to the Committee of Managers, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.
     7.7 Duties of the Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Committee of Managers (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Committee of Managers may from time to time prescribe.
     7.8 Duties of the Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Committee of Managers (or if there shall be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Committee of Managers may from time to time prescribe.
     7.9 Compensation. The salaries of all Officers of the Company shall be fixed by the Committee of Managers.
     7.10 Resignations. Any Officer may resign at any time by giving written notice to the Committee of Managers.

     7.11 Removal. Any Officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the Managers.
     7.12 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Committee of Managers.
ARTICLE VIII
LIMITATION ON LIABILITY AND INDEMNIFICATION
     8.1 Exculpation of Liability. No Manager shall have any liability to the Company or any Member for monetary damages for breach of fiduciary duty as a Manager other than (a) for any breach of such Manager’s duty of loyalty to the Company or its Members; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for any transactions from which such Manager derived an improper personal benefit.
     8.2 Indemnification.
          (a) Subject to Section 8.3, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a manager, director, officer or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
          (b) Subject to Section 8.3, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a manager, director, officer or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     8.3 Determination of Indemnification. Any indemnification under Section 8.2(a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager or Officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.2(a) or (b), respectively. Such determination shall be made (i) by a majority vote of the Managers who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion, or (iii) by the Members.
     8.4 Payment of Expenses in Advance. Expenses (including attorneys’ fees) incurred by a Member, Manager or Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Member, Manager or Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this section.
     8.5 Provisions Not Exclusive. The exculpation of liability, indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking exculpation of liability, indemnification or advancement of expenses may be entitled under any statute, agreement, vote of Members or otherwise.
     8.6 Insurance. The Company may purchase insurance to insure against the liabilities contemplated by this Article VIII.

ARTICLE IX
TRANSFER OF MEMBERSHIP INTERESTS;
ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS
     9.1 Transfer of Membership Interests. No Member may Transfer its Membership Interest without the approval of Members owning a majority of the Membership Percentages. Any Person, not then a Member, to whom a Membership Interest shall be Transferred in accordance with the provisions of this Article IX shall agree in writing to be subject to the terms hereof and shall become a substituted Member hereunder. All reasonable costs and expenses incurred by the Company in connection with any Transfer, and, if applicable, the admission of a Person as a substituted Member, shall be paid by the transferor. If any Membership Interest is Transferred other than in accordance with the provisions hereof and the transferee is not admitted as a substituted Member, such transferee shall be deemed a mere assignee of profits only without any right, power or authority of a Member hereunder and shall bear losses in the same manner as its predecessor in interest; the transferor of such interest shall thereafter be considered to have no further rights or interest in the Company with respect to the interest Transferred, but shall nonetheless be subject to its obligations under this Agreement with respect to such interest. Upon admission of a transferee as a substituted Member, the transferor shall withdraw from the Company, and be relieved of any corresponding obligations, to the extent of its Transferred Membership Interest.
     9.2 Additional Membership Interests. Any Person may be admitted as a Member of the Company upon the approval of Members owning a majority of the Membership Percentages and upon agreeing in writing to be subject to the terms hereof. The terms upon which additional Membership Interests shall be issued shall be determined by the Committee of Managers, subject to the approval of Members owning a majority of the Membership Percentages.
ARTICLE X
DISSOLUTION AND TERMINATION
     10.1 Dissolution. The Company shall continue in perpetuity until dissolved upon the first to occur of the following:
          (a) the vote of the Members owning at least a majority of the Membership Percentages to dissolve the Company;
          (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or
          (c) the Company having no Members, unless the Company is continued in accordance with Section 18-801(4) of the Act.
     10.2 Accounting. Upon the dissolution of the Company, a proper accounting shall be made of the assets and liabilities of the

Company. The Liquidating Trustee shall cause Financial Statements presenting such accounting to be prepared and certified.
     10.3 Liquidating Trustee.
          (a) Upon the dissolution of the Company, the affairs of the Company shall be wound up and terminated and the Members shall continue to share in distributions and other items of the Company during the winding-up period in accordance with the provisions of Article IV hereof. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidating Trustee, who is hereby authorized to do all acts authorized by law for these purposes. The Liquidating Trustee, in carrying out such winding up and distribution, shall have full power and authority to sell, assign, transfer and encumber all or any of the Company assets.
          (b) Upon the completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company.
          (c) The Liquidating Trustee shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee’s taking of or failure to take any action authorized under, or within the scope of, this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification for its gross negligence, fraud, willful misconduct, self-dealing or criminal activity.
     10.4 Liquidating Distributions. In the event of the dissolution of the Company for any reason, the assets of the Company shall be liquidated for distribution in the following rank and order:
          (a) first, to the payment and discharge of all the debts and liabilities of the Company in the order of priority as provided by Section 18-804 of the Act;
          (b) second, to the establishment of any necessary reserves to provide for contingent liabilities, if any; and
          (c) third, to the Members in proportion to their respective capital accounts, treating any distribution of property as a sale thereof at fair market value.
Such distributions shall be made on or before a date (the “Final Liquidation Date”) no later than the later to occur of (i) the last day of the taxable year of the Company in which the liquidation of the Company occurs and (ii) 90 days after such liquidation. If the

Liquidating Trustee, in its discretion, determines that the distributions will not be timely made, it may distribute all of the assets and liabilities of the Company in trust with the Liquidating Trustee, or such other Person as may be selected by the Liquidating Trustee acting as trustee; the purpose of the trust is to allow the Company to comply with the timing requirements under Regulation Section 1.704-1(b). The trustees of said trust shall distribute the former Company assets (however constituted, enhanced or otherwise) as promptly as such trustee deems proper and in the same manner as directed in this Section (without regard to this sentence or the preceding two sentences) and otherwise as required hereunder. The trust shall be terminated as soon as possible after the trust property is distributed to the beneficiaries thereof.
     10.5 Distributions in Kind. Company property distributed in kind shall be transferred and conveyed to the distributees as tenants in common subject to any liabilities attached thereto so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property in accordance with this Article.
ARTICLE XI
MISCELLANEOUS
     11.1 Amendment. This Agreement may be modified or amended at any time by the written approval of all of the Members.
     11.2 Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do such other acts and things, as may be required by law or as may be required to carry out the intent and purposes of this Agreement.
     11.3 Notices. Except as otherwise provided herein, all notices, demands, consents, approvals, requests, offers or other communications which any of the parties to this Agreement may desire or shall be required to give hereunder shall be in writing and shall be given by (a) registered or certified mail, return receipt requested, (b) personal delivery including delivery via messenger or courier service, or (c) electronic communication (telex or facsimile transmission). All notices shall be addressed to the recipient at the address contained on the books of the Company. Any Member may designate another address (or change its address) for notices hereunder by delivery of a written notice to the Managers with a copy to the Secretary in accordance with the provisions of this Section 11.3. Any notice sent in compliance with the above provisions shall be deemed given on the date received, except that notices sent by registered or certified mail, return receipt requested, shall be deemed given on the third business day next succeeding the day on which it was sent, or, if sooner, on the actual date received.

     11.4 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
     11.5 Captions. All articles and section headings or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
     11.6 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.
     11.7 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns.
     11.8 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.
     11.9 Entire Agreement. This Agreement, including the schedules and exhibits hereto, contains the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements relative hereto which are not contained herein.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE MEMBERS:

HTF LLC, a Delaware limited liability company

By:	/s/ Scott T. Stevens

Name :	Scott T. Stevens
Title:	Vice President

EXHIBIT A TO
LIMITED LIABILITY COMPANY AGREEMENT
OF ROSSWIL LLC

		MEMBERSHIP
MEMBER	CAPITAL CONTRIBUTION	PERCENTAGE
HTF LLC	Certain intangible assets relating to the formulation, processing, manufacture and marketing of smokeless tobacco products	100.00%

A-1